Exhibit 10.1

NOTE CONVERSION AGREEMENT
AND EXTENSION

This Note Conversion Agreement (this “Agreement”) is entered into this 3rd day of April, 2012 by and between GlyEco, Inc., a Nevada corporation (f/k/a Global Recycling Technologies, Inc.) (the “Company”) and IRA FBO LEOINID FRENKEL, PERSHING LLC AS CUSTODIAN (the “Payee”).

RECITALS

Company and Payee are parties to that certain Forbearance Agreement dated August 11, 2010 (the “Forbearance Agreement”) and another Forbearance Agreement dated May 25, 2011 (the “Second Forbearance Agreement”).  Capitalized terms in this Agreement shall have the meanings set forth in the Second Forbearance Agreement.  Payee desires to convert the Obligations on the terms and conditions set forth in this Agreement.  The Note, Forbearance Agreement, Second Forbearance Agreement, and all other instruments and agreements given or entered into in connection with the Obligations are hereinafter referred to as the “Loan Documents.”  The parties desire to enter into this Agreement to modify the Loan Documents.

AGREEMENTS

In consideration for the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties agree as follows:

1. Outstanding Indebtedness.  Company and Payee agree that the total amount of all outstanding obligations of the Company under the Loan Documents, including all principal and accrued interest under the Note and any other amounts whatsoever as of March 15, 2012 is $1,466,006.35 (the “Indebtedness”).  The Indebtedness will be increased by $502.06 per day, subject to semi-annual compounding as provided in the Loan Documents, from and after March 15, 2012 until the conversion occurs as set forth in Section 3 below.  Other than the Indebtedness, there is no other outstanding or accrued liability, debt or obligation of the Company under the Loan Documents.

2. Maturity Date.  Subject to the provisions of Section 3 herein, the Maturity Date of the Note shall be extended to December 31, 2013.  Payee hereby agrees to waive any and all claims or demands arising from or related to a default of the Company under the Loan Documents prior to the date of this Agreement.

3. Conversion of Obligations.   Notwithstanding anything to the contrary in the any of the Loan Documents, on the date (the “Conversion Date”)  the Company  has received an aggregate of at least $5 million equity investment into the Company from any sources after March 15, 2012 (“Qualified Financing”), the entire amount of the Indebtedness shall be automatically be converted into equity securities of the Company  on the Conversion Date as follows:

3.1 Common Stock. $470,000 of the Indebtedness (approximately one-third) (the “Common Indebtedness”) shall be converted into unregistered restricted common stock of the Company at the lower of (i)  the price of $1.00 per share and (ii) the lowest price offered to any investor in the Qualified Financing.

3.2 Preferred Stock. The balance of the Indebtedness after subtracting the Common Indebtedness converted under Section 3.1 above shall be converted into unregistered restricted Series AA preferred stock of the Company at the lower of (i) the price of $1.00 per share (the “Original Issue Price”) and (ii) the lowest price offered to any investor in the Qualified Financing. The Series AA preferred stock shall in all features be the same as common stock, except for the following features: (i) the Series AA preferred  stock shall accrue a dividend of 12.5% per year, compounded semi-annually; (ii) the Series AA preferred stock shall have priority in payment upon liquidation over common stock to the extent of the Original Issue Price and all accrued but unpaid dividends; (iii) the Series AA preferred stock shall automatically convert into common stock at the rate of  one share of common stock for each $1 of Original Issue Price plus accrued but unpaid dividends if the closing price on the common stock of the Company on the OTC/BB is $5.00 per share for 20 consecutive trading days, or if the stock is listed on NYSE or NASDAQ; (iv) the Original Issue Price plus all accrued but unpaid dividends shall be due and payable on December 31, 2013 if the Series AA preferred stock is not converted to common stock under the terms herein by such date; and (v) the Series AA preferred stock shall provide that the holder may not voluntarily convert into common stock to the extent that the holder will beneficially own in excess of 9.99% of the then issued and outstand common stock of the Company.  Promptly after the date hereof, the Company will designate from its authorized preferred stock the Series AA preferred stock containing the rights and preferences set forth herein and will make such filings as may be necessary with the Secretary of State for the State of Nevada to create such class.  The Company will file the Certificate of Designation attached hereto as Exhibit A.

3.3 Warrant to Purchase Common Stock.  For each share of common stock that Payee has received under Section 3.1 above and for each share of Series AA preferred stock that Payee has received under Section 3.2 above, the Company will issue to Leon Frenkel  a warrant to purchase an additional one share of common stock at the purchase price of $1.50 per share for a three year period commencing from the date of issuance.  The warrants will be evidenced by the Warrant Agreement in the form attached hereto as Exhibit B (the “Warrant”).  The Warrant will contain a provision by which the Company may require Payee to exercise the Warrant prior to its termination if the closing price on the common stock of the Company on the OTC/BB is $3.00 per share for 20 consecutive trading days and if the stock is registered under an effective Registration Statement with the Securities and Exchange Commission.  The Warrant shall also contain a provision under which the holder may not convert into common stock in certain instances when such conversion would result in the holder beneficially owning in excess of 9.99% of the then issued and outstanding common stock of the Company.

3.4 Piggyback Registration Rights. Each time the Company decides to file a registration statement under the Securities Act (other than on Forms S-4 or S-8) covering the offer and sale by it or any of its security holders of any of its securities, the Company shall give written notice thereof to all Payee.  The Company shall include in such registration statement such shares of common stock issuable upon conversion as set forth above, including the common stock issuable upon conversion of the Series AA preferred stock or upon exercise of the Warrant (the “Registerable Securities”) for which it has received written request from Payee to register such shares within 30 days after such written notice has been given.  If the registration statement is to cover an underwritten offering, such Registerable Securities shall, at the option of Payee, be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters, subject to standard underwriter cut-back provisions.

4. Closings; Further Acts.  On the  Conversion Date, the Company shall issue and deliver to Payee certificates containing the Company’s standard restrictive legends representing the number of shares of common stock and Series AA preferred stock issuable upon conversion under the terms set forth above and Payee shall surrender the original Note marked “paid” and shall file a UCC termination statement and notice with the US Patent and Trademark Office with respect to any Collateral (collectively, the “Termination Statement”) and make such other recordings to identify that the Obligations have been terminated.  Payee hereby constitutes and appoints Company as Payee’s lawful attorney-in-fact to execute and file the Termination Statement upon the Conversion Date.  Simultaneous with the execution of this Agreement, Payee will complete and deliver to the Company the Company’s form of Purchaser Questionnaire and Payee’s representations therein are incorporated herein by this reference.

5. Miscellaneous.  The terms of this Agreement shall supersede and replace any inconsistent terms of the Loan Documents and such documents are amended hereby.  As of the Conversion Date, all obligations of the Company under the Loan Documents and shall be terminated and of no further force or effect.  Payee represents on this date, and as of the Conversion Date, that Payee has its rights in the Loan Documents free and clear of any claims, liens or demands, and not granted any party any rights in, transferred, or otherwise encumbered the Note or its interest in the Collateral.  The provisions of Sections 10-13 of the attached Warrant are hereby incorporated by reference into this Agreement as if fully set forth herein.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

“COMPANY”

GLYECO, INC., a Nevada corporation

By: /s/ John Lorenz
Its: Chief Executive Officer

“PAYEE”

/s/ Leonid Frenkel
IRA FBO LEOINID FRENKEL, PERSHING LLC, as Custodian

EXHIBIT A

CERTIFICATE OF DESIGNATION

(Attached)

CERTIFICATE OF DESIGNATION
OF
GLYECO, INC.

Pursuant to Section 78-207 of the

Nevada Revised Statutes

GLYECO, INC., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify that, pursuant to the authority conferred on its board of directors (the “Board of Directors”) by its Articles of Incorporation (the “Articles”), and in accordance with Section 78-207 of the Nevada Revised Statutes, the Board of Directors adopted the following resolution:

RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation of the Corporation, a series of Preferred Stock, $0.0001 par value per share, is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences, and other rights of the shares of such series are as follows:

1. Designation and Amount.  There will be a series of Preferred Stock designated as Series AA Convertible Preferred Stock, and the number of shares constituting such series will be 2,000,000 shares.  Such series is referred to in this Certificate of Designation as the “Series AA Preferred Stock.”

2. Voting.  Except as otherwise required by law the Series AA Preferred Stock shall be non-voting.

3. Conversion.

(a) Right to Convert.  Each share of Series AA Preferred Stock will be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Corporation, into one share of Common Stock of the Corporation for each one dollar ($ 1.00) of Original Issue Price plus accrued but unpaid dividends.  Notwithstanding the foregoing, in no event shall the holder be entitled to voluntarily convert any portion of the Series AA Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the holder providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that the holder would like to waive the limitations in this Section 3(a) with regard to any or all shares of Common Stock issuable upon conversion, the limitations in this Section 3(a) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(b) Procedure for Conversion.  In order to convert shares of Series AA Preferred Stock into shares of Common Stock, the holder thereof will deliver to the principal offices of the Corporation a notice of intention to convert such shares, together with the certificate or certificates for the shares of Series AA Preferred Stock to be converted, duly endorsed to the Corporation or in blank, or with stock power(s) attached.  The shares of Series AA Preferred Stock to be converted will be deemed to have been converted one day after the day on which the notice of intention to convert was delivered to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversation will be treated for all purposes as the record holder or holders of such Common Stock at such time.  Promptly after the date upon which the shares of Series AA Preferred Stock will be deemed to have been converted, the Corporation will issue and will deliver a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share as provided below, to the person or persons entitled to receive the same.  Payment or adjustment will be made upon any conversion on account of any dividends accrued on the shares of Series AA Preferred Stock surrendered for conversion.

(c) Automatic Conversion.  The Series AA Preferred Stock will automatically convert into Common Stock at the rate of one share of Common Stock for each $1.00 of Original Issue Price plus accrued but unpaid dividends on the first to occur of: (i) the closing price on the Common Stock of the Corporation on the OTC/BB is $5.00 per share for 20 consecutive trading days; or (ii) if the Common Stock of the Corporation is listed on NYSE or NASDAQ.

(d) Reservation of Shares.  The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purposes of effecting the conversion of the Series AA Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all Series AA Preferred Stock then outstanding.

(e) Fractional Shares.  In the sole and absolute discretion of the Corporation, instead of any fraction of a share which would otherwise be issuable upon conversion of shares of Series AA Preferred Stock, the Corporation will pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as reasonably determined by the Board of Directors of the Corporation), at the close of business on the date of conversion.

4. Dividends.  Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series AA Preferred Stock will be entitled to receive in any fiscal year, when, as, and if declared by the Corporation’s Board of Directors, out of any assets at the time legally available therefor, dividends in cash payable in preference and priority (both as to timing of payment and amount).  Such dividends shall accrue a dividend of 12.5% per year, compounded semi-annually and payable on December 31, 2013, if the Series AA Preferred Stock is not converted to Common Stock.  Such dividends will be payable in preference to dividends paid on shares of Common Stock.

5. Liquidation Preference.  In the event of any Liquidation Event, the holders of shares of the Series AA Preferred Stock and the holders of shares of the Corporation’s Common Stock will be entitled to receive assets of the Corporation available for distribution to its stockholders as follows:

(a) first, the holders of shares of the Series AA Preferred Stock will receive all accrued but unpaid dividends (calculated as provided in Section 4 above);

(b) second, if assets remain in the Corporation and are available for distribution, the holder of each share of the Series AA Preferred Stock will receive an amount equal to the Original Issue Price (as defined below) for such share of Series AA Preferred Stock; and

(c) third, if assets remain in the Corporation and are available for distribution, the holders of shares of the Corporation’s Common Stock will be entitled to receive, pro rata, the remaining assets of the Corporation available for distribution in proportion to the number of total shares of capital stock of the Corporation held by them.

(d) Definition of Liquidation Event.  For purposes of this Section 5, a “Liquidation Event” will mean: (i) the closing of the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets; (ii) the consummation of a merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50.0% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity); (iii) the closing of the transfer (whether by merger, consolidation, or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50.0% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity); or (iv) a liquidation, dissolution, or winding up of the Corporation; provided, however, that a transaction will not constitute a Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction.

(e) Definition of Original Issue Price.  For purposes of this Certificate of Designation, “Original Issue Price” will mean $1.00 per share.

6. Other Attributes.  In all other respects, the Series AA Preferred Stock will have the same rights and preferences as the Common Stock.

7. Severability of Provisions.  Whenever possible, each provision hereof will be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision will be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.  If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as will be necessary to render the provision in question effective and valid under applicable law.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation as of this 4th day of April, 2012.

GLYECO, INC., a Nevada corporation

By: /s/ John d’Arc Lorenz, II
John d’Arc Lorenz II, Chief Executive Officer

EXHIBIT B

WARRANT AGREEMENT

(Attached)

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

Warrant Number: ____________

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, LEON FRENKEL, or his/her/its registered assigns, is entitled to purchase from GlyEco, Inc., a Nevada corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof, fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”), at an exercise price per share equal to U.S. One Dollar and Fifty Cents (USD $1.50) (the “Exercise Price”). The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder.

This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof (“Warrantholder”), in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder), and upon the full payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and until 5:00 p.m., New York time on third anniversary of the date of issuance (the “Exercise Period”).

3. Certain Agreements of the Company.   The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) Registration of Warrant Shares. The Company shall promptly prepare and file a Registration Statement on Form S-1 or other applicable form with the Securities and Exchange Commission to register the Warrant Shares under the Securities Act of 1933, as amended, in the event the Common Stock of the Company trades at or above $3.00 per share, and shall use its best efforts to have such registration statement or form, as the case may be, declared effective by the Securities and Exchange Commission as soon as practicable.

(d) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

4. Forced Exercise.  The Warrantholder hereby understands and covenants that in the event the Common Stock of the Company is trading at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days and have been registered under an effective Registration Statement with the Securities and Exchange Commission, the Warrantholder shall be required to fully exercise this Warrant within ten (10) business days following the 20th trading day. The Warrantholder shall furnish the Company with a completed and fully executed Form of Exercise Agreement attached to this Warrant and remit the funds pursuant to the Form of Exercise Agreement and the terms of this Warrant.

5. Redemption.  The Company shall have the right to redeem the unexercised portion of this Warrant for $0.01 per Warrant Share in the event the Common Stock of the Company is trading at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days.  In the event the Company elects to redeem this Warrant pursuant to this Paragraph 5, the Company shall promptly notify the holder of this Warrant in writing, and such writing shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder.

6. Tax Issues. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

7. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8. Adjustments in Exercise Price/Number of Shares.

(a)           Subdivision of or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable upon the exercise of this Warrant into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such subdivision will be proportionately increased.

(b)           Adjustment of Number of Shares.  Upon each adjustment of the Exercise Price pursuant to the provision above, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)           Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

9. Transfer, Exchange, and Replacement of Warrant.

(a)           Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 10 below, provided, however, that any transfer or assignment shall be subject to the conditions set forth herein. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(b)           Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 10 below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

(c)           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d)           Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 9, this Warrant shall be promptly canceled by the Company.

(e)           Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)           Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

10. Notices.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company c/o Mr. John d'Arc Lorenz II, 4802 East Ray Road, Suite 23-#196, Phoenix, Arizona 85044, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 10, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

11. Beneficial Ownership Restrictions.  Subject to the Company’s rights above, in no event shall the Warrant holder be entitled to exercise any portion of this Warrant if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Warrantholder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules therunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Warrantholder providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that the Warrantholder would like to waive this Section 11 with regard to any or all shares of Common Stock issuable upon conversion or exercise of this Warrant, this Section 11 shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

12. Governing Law.   THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN ARIZONA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

13. Miscellaneous.

(a)             Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

(b)             Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c)             Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

GLYECO, INC., a Nevada corporation

By:
Name:  John D. Lorenz
Title:  Chief Executive Officer and President

Dated as of March ___, 2012

Warrant Holder Name:	IRA FBO LEOINID FRENKEL, PERSHING LLC
Number of Warrant Shares:
Exercise Price:	$1.50

FORM OF EXERCISE AGREEMENT

Dated: ________ __, 20__

To:           ______________________

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:
Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:           ________ __, 20__

In the presence of:

Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

	Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.